Exhibit 99.1

VODAVI ANNOUNCES 2003 FIRST QUARTER RESULTS

PHOENIX, AZ - APRIL 29, 2003 - VODAVI TECHNOLOGY, INC., (NASDAQ: VTEK), a provider of business telecommunications solutions, today announced results for its first quarter ended March 31, 2003.

For the first quarter of 2003, the Company reported total revenue of $9.1 million, an increase of 3.1% from total revenue of $8.8 million in the first quarter of 2002. Net Income totaled $127,000, or $.03 per share in the first quarter of 2003. For The first quarter of 2002, income before change in accounting principle, totaled $167,000, or $0.04 per share and net loss totaled $1.1 million or $.26 cents per share.

Gregory K. Roeper, chief executive officer, stated "When taken in full context, we are very pleased with the first quarter operating performance. We were able to increase our revenues over the prior year despite the ongoing slump in telecommunications equipment sales, continuing overall economic concerns, and concerns over war and terrorism."

"The increase in revenue can be attributed to both of our channels. Our general distribution channel strongly embraced our new STS product offering. This product drove a strong increase in units shipped and helped us maintain and capture market share during the quarter. And our dealers continue to embrace our new high-end product offerings. In fact, since we announced the commercial availability of our 600 port expansion card on March 11th, we have shipped for installation two of our largest stand-alone systems to date."

The Company also announced that it has filed its Form 10-Q for the first quarter of 2003 with the SEC. For a more detailed discussion of the Companies financial results, please reference this document.

TELECONFERENCE INFORMATION

The Company has scheduled a teleconference to discuss its results on Wednesday, April 30, 2003, at 12:00 Eastern Time. To participate in the teleconference, please dial 800-475-0369 at least ten minutes prior to the start of the call. International participants should dial 712-257-0449. Please refer to the "VODAVI" teleconference hosted by Mr. Greg Roeper.

A replay of the teleconference will be available beginning April 30th at approximately 2:00 p.m. Eastern Time through May 30, 2003. To listen to the replay by phone, dial 888-562-4196. If calling internationally, please call 402-530-7633.

ABOUT VODAVI

Vodavi Technology, Inc. is headquartered in Phoenix, Arizona. The Company designs, develops, markets and supports a broad range of business telecommunications solutions. Vodavi products include digital telecommunications systems, computer telephony products, and voice-processing systems including voice mail, fax mail, and Internet messaging for a wide variety of commercial applications.

For more information on Vodavi, visit www.vodavi.com.

This press release contains forward-looking statements, including statements regarding the company's business strategies, the company's business, and the industry in which the company operates as well as expectations regarding revenue, EBITDA and income levels, and debt reductions. These forward-looking statements are based primarily on the company's current expectations and are subject to a number of risks and uncertainties, some of which are out of the company's control.

Actual results could differ materially from the forward-looking statements as a result of numerous factors, including those set forth in the company's Form 10-K filed with the Securities and Exchange Commission.

Contact:

          Vodavi Technology, Inc.
          David A. Husband
          Chief Financial Officer
          480-443-6000
          www.vodavi.com
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                             VODAVI TECHNOLOGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      IN THOUSANDS EXCEPT PER SHARE AMOUNTS

                                                            Three Months Ended
                                                                 March 31,
                                                            -------------------
                                                                (unaudited)
                                                              2003        2002
                                                            -------     -------

REVENUE, net                                                $ 9,063     $ 8,790

COST OF GOODS SOLD                                            5,884       5,639
                                                            -------     -------

GROSS MARGIN                                                  3,179       3,151
                                                            -------     -------

OPERATING EXPENSES:
  Engineering and product development                           553         489
  Selling, general and administrative                         2,389       2,352
                                                            -------     -------
                                                              2,942       2,841
                                                            -------     -------

OPERATING INCOME                                                237         310

INTEREST EXPENSE                                                 25          31
                                                            -------     -------
INCOME BEFORE INCOME TAXES AND CHANGE IN
ACCOUNTING PRINCIPLE                                            212         279

INCOME TAX PROVISION                                             85         112
                                                            -------     -------

INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE                    127         167

CHANGE IN ACCOUNTING PRINCIPLE, net of tax                       --      (1,263)
                                                            -------     -------
NET INCOME (LOSS)                                           $   127     $(1,096)
                                                            =======     =======
EARNINGS PER COMMON SHARE:
  Diluted -
    Income before change in accounting principle            $  0.03     $  0.04
    Change in accounting principle                               --       (0.29)
                                                            -------     -------
    Net income (loss)                                       $  0.03     $ (0.25)
                                                            =======     =======

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Diluted                                                     4,445       4,317
                                                            =======     =======

                             VODAVI TECHNOLOGY, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  IN THOUSANDS

                                                          Mar. 31,      Dec. 31,
                                                            2003          2002
                                                          -------       -------
CURRENT ASSETS:
  Cash                                                    $   221       $ 1,141
  Accounts receivable, net                                  7,152         6,671
  Inventory                                                 5,935         5,550
  Income tax receivable                                       300           300
  Deferred income taxes                                       436           436
  Prepaids and other current assets                           685           731
                                                          -------       -------
     Total current assets                                  14,729        14,829

PROPERTY AND EQUIPMENT, net                                 1,733         1,631

GOODWILL                                                      725           725

DEFERRED INCOME TAXES                                         160           160

OTHER LONG-TERM ASSETS                                         39            43
                                                          -------       -------
                                                          $17,386       $17,388
                                                          =======       =======

CURRENT LIABILITIES:
  Accounts payable                                        $   861       $ 1,250
  Accrued liabilities                                       1,286         1,533
  Accounts payable to stockholder                           4,252         3,965
  Revolving credit facility                                   222            --
                                                          -------       -------
     Total current liabilities                              6,621         6,748

OTHER LONG-TERM OBLIGATIONS                                    16            18

STOCKHOLDERS' EQUITY                                       10,749        10,622
                                                          -------       -------
                                                          $17,386       $17,388
                                                          =======       =======